                                                                     Exhibit 3.9

                                State of Delaware

                         Office of the Secretary of State    PAGE 1

                         --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "BIG CAJUN I PEAKING POWER LLC" AS RECEIVED AND FILED IN THIS OFFICE.

       THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF FORMATION, FILED THE TWENTY-EIGHTH DAY OF JULY, A.D. 2000, AT 4 O'CLOCK P.M.

      CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "BC-I UNITS 3 & 4 LLC" TO "BIG CAJUN I PEAKING POWER LLC", FILED THE THIRD DAY OF AUGUST, A.D. 2000, AT 2 0' CLOCK P.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.


                                        /s/ Edward J. Freel
                        [SEAL]          ----------------------------------------
                                        Edward J. Freel, Secretary of State

    3267138 8100H                       AUTHENTICATION: 0736193

    001520068                                     DATE: 10-16-00

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 07/28/2000
   001384686 - 3267138

                            CERTIFICATE OF FORMATION
                                       OF
                              BC-I UNITS 3 & 4 LLC

            The undersigned, being a natural person 18 years of age or older and for the purpose of forming a limited liability company for general business purposes under the Delaware Limited Liability Act, hereby adopts the following Certificate of Formation:

            1. Name: The name of the limited liability company is BC-I Units 3 & 4 LLC.

            2. Registered Office: The address of the registered office of the limited liability company is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            3. Organizer: The name and address of the sole organizer of the limited liability company is Karin M. Wentz, NRG Energy, Inc., 1221 Nicollet Mall, Suite 700, Minneapolis, Minnesota 55403-2445.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of BC-I Units 3 & 4 LLC this 28th day of July, 2000.


                                        /s/ Karin M. Wentz
                                        ----------------------------------------
                                        Karin M. Wentz
                                        Authorized Person

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 02:00 PM 08/03/2000
                                                          001394004 - 3267138

                            CERTIFICATE OF AMENDMENT
                                       OF
                              BC-I UNITS 3 & 4 LLC

      1.    The name of the limited liability company is BC-I Units 3 & 4 LLC.

      2. The Certificate of Formation of the limited liability company is hereby amended as follows:

                  The name of the limited liability company is Big Cajun I Peaking Power LLC.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of BC-I Units 3 & 4 LLC this 3rd day of August, 2000.


                                        /s/ David H. Peterson
                                        ----------------------------------------
                                        David H. Peterson
                                        Manager